Exhibit 99.2
Q2 Fiscal Year 2012 Summary Alain Couder Chairman & CEO Jerry Turin CFO
Safe Harbor Statement This presentation, including the statements made by management, contain statements about management's future expectations, plans or prospects of Oclaro, Inc. and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations, and progress toward our targeted business model, including financial guidance for the fiscal quarter ending March 31, 2012 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) the impact to our operations and financial condition attributable to the flooding in Thailand, and our recovery efforts related to the flooding, (iii) sources for improvement of gross margin and operating expenses, (iv) the progress on our strategic initiatives, (v) our cash position and financial resources, and (vi) our position with respect to our product roadmap and our ability to introduce new products. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "will," "should," "outlook," "could," "target," and other words and terms of similar meaning in connection the any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the impact to our operations and financial condition attributable to the flooding in Thailand, (ii) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (iii) our ability to maintain our gross margin, (iv) the effects of fluctuating product mix on our results, (v) our ability to timely develop and commercialize new products, (vi) our ability to respond to evolving technologies and customer requirements, (vii) our dependence on a limited number of customers for a significant percentage of our revenues, (viii) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (ix) the future performance of Oclaro, Inc. following the closing of acquisitions and our ability to enter into strategic relationships with contract manufacturers, (x) the potential inability to realize the expected benefits and synergies of acquisitions, (xi) increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, competition and pricing pressure, (xii)the potential lack of availability of credit or opportunity for equity based financing, (xiii) the risks associated with our international operations, (xiv)the outcome of tax audits or similar proceedings, (xv) the outcome of pending litigation against the company, (xvi) our ability to increase our cash reserves and obtain financing on terms acceptable to us, and (xvii) other factors described in Oclaro's most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro's view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro's views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement. Forward Looking Statements
FY12 Q2 Results
Financial Summary for December Quarter Revenues at high end of guidance, at $86.5M Non-GAAP gross margins: 13% compared to guidance range of 13% to 17% Adjusted EBITDA ($14.3M) compared to guidance range of ($13M) to ($18M) Steady cash position at $54.2M compared to $51.7M end of September, with no additional amounts drawn under line of credit Progress on Strategic Initiatives Progress on strategic initiatives continues for long-term scalability and to maximize our long term return on invested capital: Process improvements enabled Oclaro to respond quickly and effectively to the Thailand flooding Actions to reduce costs and improve margins are expected to improve our bottom line in the June 2012 quarter by approximately $5 million per quarter versus the June 2011 quarter, assuming similar revenue levels Strategy to optimize back end assembly and test operations progresses with discussions expanded to second potential contract manufacturing partner Summary of Q2 FY 2012

Summary of Q2 FY 2012

New Product Momentum

Industrial & Consumer

- Photonics West, week of January 23rd
- Our laser diode design enabled Laserline to develop the industry's first 15KW direct diode fiber coupled system
- Our Prosario family of fiber coupled laser diodes offers 30% higher performance than any other single fiber coupled laser
- New 20G VCSEL extends Oclaro's leadership
- For aesthetics and medical market, lasers adopted for pain-free capabilities

Telecom

- OFC, week of March 5th
- Continued ramp up in 40G products and announced 100G coherent module
- TXFP delivers true 300 pin performance
- Sampling high port count WSS based on the combination of 1-axis MEMs plus liquid crystal technology
- 40G/100G components, modulators and receivers

oclaro
© Oclaro ™
5

Thailand Flood Recovery Efforts Fabrinet Pinehurst Restart* Commercial Shipments Pre-Flood Production Capacity Expected High Powered Lasers November 2011 Achieved Tunable Dispersion Compensators End January February Amplifiers December March Lithium Niobate External Modulators Have begun June WSS (shipments continue from other Western sites) April June * Restarted lines at Fabrinet Pinehurst facility
$ millions FQ1-11 SEP-10 FQ2-11 DEC-10 FQ3-11 MAR-11 FQ4-11 JUN-11 FQ1-12 SEP-11 FQ2-12 DEC-11 Telecom Components 1 $ 33.9 $ 35.8 $ 33.9 $ 31.1 $ 24.8 $ 22.3 Transmission Modules 2 22.0 24.9 24.2 22.2 24.0 31.4 Amplification, Filtering & Optical Routing 3 51.7 47.4 44.2 41.2 40.0 20.6 Industrial & Consumer 4 13.7 12.3 13.4 14.6 17.1 12.2 Total Revenues 121.3 120.3 115.7 109.2 105.8 86.5 Gross Profit (non-GAAP) 35.1 36.1 28.8 25.0 24.3 11.3 Gross Margin % 29% 30% 25% 23% 23% 13% R&D (non-GAAP) 13.4 15.3 16.9 18.5 17.3 16.7 SG&A (non-GAAP) 14.1 14.2 15.2 15.9 16.6 13.5 Non-GAAP Operating Income $ 7.7 $ 6.6 $ (3.3) $ (9.4) $ (9.6) $ (18.9) Adjusted EBITDA $ 10.9 $ 10.1 $ 0.7 $ (4.7) $ (4.5) $ (14.3) Financial Results (1) Telecom Components include lasers, modulators, laser pumps, receivers and integrated lasers and modulators. (2) Transmission Modules include 10G and 40G transponders and transceivers. (3) Amplification, Filtering & Optical Routing includes amplifiers, micro-optics, dispersion compensation, wavelength select switching (WSS) modules, and subsystems and ROADM line cards. (4) Industrial & Consumer includes high power lasers and VCSELs.
(CHART) Q2 FY2012 Financial Summary and Q3 Outlook (CHART) (CHART) Outlook FY Q3 2012 Outlook FY Q3 2012 Revenue $90M - $97M Gross Margin (Non-GAAP) 14% - 19% Adj. EBITDA ($13.5M) - ($9M) (G) - Guidance Range as of January 26, 2012 $90M-$97M 14% - 19% ($13.5M) - ($9M)
Q2 FY2012 Summary Thailand flood recovery progress is ahead of schedule Revenue for Q2 FY2012 was at high end of guidance Oclaro is making progress on our strategic initiatives for long-term scalability In the near-term, Oclaro expects our existing products, new products and new technologies in the pipeline to give Oclaro a strong position in the market Our cash and financial resources are expected to be sufficient at least through June FY2012, the flood recovery period
Trended Financial Slides
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below. Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro's performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro's "core operating performance" and its results of operations may look in the future. Oclaro defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects, non-cash compensation related to stock and options and certain expenses related to flooding in Thailand, including impairment of fixed assets and inventory, are not included in Oclaro's view of "core operating performance." Management does not believe these items are reflective of Oclaro's ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro's earnings releases. Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. Non-GAAP Financial Measures
Non-GAAP Gross Margin Rate Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options. Oclaro evaluates its performance using non-GAAP gross margin rate to assess Oclaro's historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Non-GAAP Operating Income/Loss Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, acquisition and related costs, non-cash compensation related to stock and options granted to employees and directors, certain other one-time charges and credits and excluding any flood related impairment of fixed assets and inventory and related expenses specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating Oclaro's historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Non-GAAP Net Income/Loss Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, acquisition and related costs, Thailand flood-related expenses, non-cash compensation related to stock and options granted to employees and directors, net foreign currency translation gains/losses, the impact of amortization of intangible assets and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses non-GAAP net income/loss in evaluating Oclaro's historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Adjusted EBITDA Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options and certain other one-time charges and credits, including flood related impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro's historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro's core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro's investors greater transparency and a better understanding of Oclaro's core cash position. Non-GAAP Financial Measures
Income Statement (unaudited, in thousands, except per share amounts)
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
CONDENSED CONSOLIDATED BALANCE SHEETS